Exhibit (c)(8)

STRATEGIC ENERGY ADVISORS Comparison of Business Plan Projections September 15, 2011

# Venoco, Inc.

## Comparison of Business Plan Projections

VENOCO, INC

- Business Plans:
  1) **6.2.11 Base Case:** Company prepared Business Plan dated June 2nd, 2011 ("Base Case" or "Risked Monterey Case") at NYMEX pricing of $100.00/Bbl and $5.00/MMBtu (as shown in prior data rooms and June 8th, 2011 presentation to the Board of Directors)
  2) **6.2.11 Upside Case:** Company prepared Business Plan dated June 2nd, 2011 ("Upside Case" or "Unrisked Monterey Case") at NYMEX pricing of $100.00/Bbl and $5.00/MMBtu (as shown in prior data rooms and June 8th, 2011 presentation to the Board of Directors)
  3) **9.8.11 Base Case:** Company prepared Business Plan dated September 8th, 2011 ("Base Case") at current NYMEX strip
- Key components of these plans are compared with Wall Street Consensus projections (as of September 8th, 2011)

**Comparison of Projections**

| | 2011E | 2012E | 2013E | 2014E | 2015E | 2011-2015 CAGR/ Total |
|---|---|---|---|---|---|---|
| **Total Production (MBoepd)** | | | | | | |
| 6.2.11 Base Case | 19.0 | 21.0 | 24.6 | 32.6 | 37.5 | 18% |
| 6.2.11 Upside Case | 19.0 | 22.8 | 27.8 | 37.0 | 44.3 | 24% |
| 9.8.11 Base Case | 18.5 | 19.6 | 21.9 | 23.4 | 24.4 | 7% |
| Wall Street Consensus (1) | 18.1 | 20.1 | 21.5 | | | |
| **EBITDE ($MM)** | | | | | | |
| 6.2.11 Base Case | $249 | $320 | $398 | $546 | $657 | 27% |
| 6.2.11 Upside Case | 249 | 376 | 495 | 683 | 871 | 37% |
| 9.8.11 Base Case | 231 | 284 | 403 | 478 | 513 | 22% |
| Wall Street Consensus (1) | 221 | 269 | 296 | | | |
| **Discretionary Cash ($MM)** | | | | | | |
| 6.2.11 Base Case | $190 | $257 | $335 | $483 | $595 | $1,859 |
| 6.2.11 Upside Case | 190 | 313 | 432 | 620 | 808 | 2,363 |
| 9.8.11 Base Case | 131 | 217 | 329 | 400 | 434 | 1,510 |
| Wall Street Consensus (1) | 146 | 206 | 300 | | | |
| **Capital Expenditures ($MM)** | | | | | | |
| 6.2.11 Base Case | $240 | $254 | $374 | $321 | $472 | $1,661 |
| 6.2.11 Upside Case | 240 | 254 | 374 | 321 | 472 | 1,661 |
| 9.8.11 Base Case | 247 | 259 | 233 | 201 | 180 | 1,120 |
| Wall Street Consensus (1) | 205 | 328 | 383 | | | |
| **Free Cash Flow ($MM) (2)** | | | | | | |
| 6.2.11 Base Case | ($51) | $3 | ($39) | $162 | $123 | $198 |
| 6.2.11 Upside Case | (51) | 59 | 58 | 299 | 336 | 701 |
| 9.8.11 Base Case | (116) | (43) | 97 | 199 | 254 | 390 |
| Wall Street Consensus (1) | (59) | (122) | (82) | | | |

(1) Based on FactSet consensus estimates as of September 8, 2011.
(2) Discretionary Cash Flow less Capital Expenditures.

Bank of America Merrill Lynch | Strategic Energy Advisors

1

STRATEGIC ENERGY ADVISORS 0.0 10.0 20.0 30.0 40.0 50.0 2011E 2012E 2013E 2014E 2015E $0 $200 $400 $600 $800 $1,000 2011E 2012E 2013E 2014E 2015E ($200) ($100) $0 $100 $200 $300 $400 2011E 2012E 2013E 2014E 2015E $0 $100 $200 $300 $400 $500 2011E 2012E 2013E 2014E 2015E Capital Expenditures ($MM) Free Cash Flow ($MM) EBITDE ($MM) Production (MBoepd) Venoco, Inc. Comparison of Business Plan Projections (1) Assumes NYMEX pricing of $100.00/Bbl and $5.00/MMBtu held flat. (2) Based on Venoco 5-year business plan as of September 8, 2011 assuming NYMEX Strip pricing of $94.00/Bbl and $4.22/MMBtu, $91.23/Bbl and $4.47/MMBtu, $92.28/Bbl and $4.99/MMBtu, $92.25/Bbl and $5.30/MMBtu, $92.45/Bbl and $5.49/MMBtu in 2011, 2012, 2013, 2014 and 2015, respectively. (3) Assumes FactSet Consensus pricing of $94.70/Bbl and $4.40/MMBtu in 2011, $95.26/Bbl and $4.82/MMBtu in 2012 and $98.16/Bbl and $5.31/MMBtu in 2013. 6.2.11 Base Case (1) 6.2.11 Upside Case (1) 9.8.11 Base Case (2) Wall Street Consensus (3) 2

STRATEGIC ENERGY ADVISORS $0 $100 $200 $300 $400 $500 2011E 2012E 2013E 2014E 2015E $3.04 $5.02 $6.93 $9.96 $12.97 $4.12 $5.38 $7.75 $9.55 $2.25 $3.66 $5.56 $6.75 $7.32 $0.00 $2.00 $4.00 $6.00 $8.00 $10.00 $12.00 $14.00 2011E 2012E 2013E 2014E 2015E 6.2.11 Upside Case 6.2.11 Base Case 9.8.11 Base Case $2.84 $4.07 $4.89 $6.11 $6.92 $3.34 $3.79 $4.75 $5.09 $2.10 $2.97 $3.92 $4.14 $3.90 $0.00 $2.00 $4.00 $6.00 $8.00 $10.00 $12.00 $14.00 2011E 2012E 2013E 2014E 2015E 6.2.11 Upside Case 6.2.11 Base Case 9.8.11 Base Case Venoco, Inc. Comparison of Business Plan Projections DsCF Per Share ($ / share) DsCF Per Share NPV @ 15% ($ / share) Capital Expenditures ($ MM) Pricing Scenarios 6.2.11 Base Case 6.2.11 Upside Case 9.8.11 Base Case Pricing Comparison 2011E 2012E 2013E 2014E 2015E Crude Oil ($ / Bbl) 6.2.11 Pricing $100.00 $100.00 $100.00 $100.00 $100.00 9.8.11 Pricing $94.00 $91.23 $92.28 $92.25 $92.45 % Change (6.0)% (8.8)% (7.7)% (7.8)% (7.6)% Natural Gas ($ / MMBtu) 6.2.11 Pricing $5.00 $5.00 $5.00 $5.00 $5.00 9.8.11 Pricing $4.22 $4.47 $4.99 $5.30 $5.49 % Change (15.6)% (10.6)% (0.2)% 6.0% 9.8% 3 Note: Midpoint discounting.